EXHIBIT 99.1

Ur-Energy Releases 2021 Year End Results

Littleton, Colorado (ACCESSWIRE – March 9, 2022) Ur-Energy Inc. (NYSE American:URG)(TSX:URE) (“Ur-Energy” or the “Company”) has filed the Company’s Annual Report on Form 10-K, Consolidated Financial Statements, and Management’s Discussion & Analysis, all for the year ended December 31, 2021, with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov/edgar.shtml and with Canadian securities authorities on SEDAR at www.sedar.com. These filings also may be accessed on the Company’s website at www.ur-energy.com. Shareholders of the Company may receive a hard copy of the consolidated financial statements, free of charge, upon request to the Company.

Ur-Energy CEO, John Cash said: “We are encouraged by the dramatic increase in domestic and global support for nuclear power, as it is increasingly recognized as the only plausible solution to climate change. Ur-Energy is in the enviable position of being able to quickly ramp up and participate in an improving uranium market and, in addition, we could immediately deliver up to 284,000 pounds U3O8 into the Uranium Reserve Program, currently being established by the U.S. Department of Energy. On March 3, 2022, we had $44.7 million in cash, plus our ready to sell U.S. produced inventory, worth approximately $14.4 million at recent spot prices. Additionally, we continue to advance the construction of header house 2‑4 to expedite production when market signals allow us to ramp up at Lost Creek.”

Financial Results

As of December 31, 2021, we had cash resources consisting of cash and cash equivalents of $46.2 million. No sales of U3O8 were necessary in 2021. The Company had a net loss of $22.9 million or $0.12 per common share.

Lost Creek Operations

Due to persistent low uranium prices, we continued to limit our production operations. Following our reduction in operations in 2020 Q3, we maintained controlled, reduced level production operations throughout 2021. The reduced operations have allowed us to sustain operating cost reductions at Lost Creek, while conducting preventative maintenance and optimizing processes in preparation for ramp up to full production rates. During 2021, we captured 251 pounds of U3O8 at our Lost Creek plant. We made no sales of U3O8 in 2021.

The first two mine units at Lost Creek (MU1 and MU2) have all appropriate operating permits. As we awaited the return of a robust uranium market, we worked to make ready MU2 and the Lost Creek plant for an efficient transition to full production rates. The main trunkline that services the first five MU2 header houses is installed, and the entirety of MU2 has been fenced. In 2021 Q4, we commenced a drilling and construction program to complete the development of the fourth header house in MU2 (HH2-4). HH2-4, and its associated drilling and wellfield development, is expected to be complete in 2022 Q2, at which time HH2-4 will be ready for production. A delineation drilling program to support geologic design in the following four header houses of MU2 will also be completed in 2022 Q2. Together with our optimization of plant processes, these wellfield programs will significantly advance our readiness and shorten the time frame to production when ramp-up occurs.

2021 Results

The following tables provide detailed financial information on our sales, cost of sales, and production and ending inventory as they relate to U3O8 pounds. The U3O8 and cost per pound measures included in the following tables do not have a standardized meaning within US GAAP or a defined basis of calculation. These measures are used by management to assess business performance and determine production and pricing strategies. They may also be used by certain investors to evaluate performance. Where applicable, reconciliation of these measures to US GAAP financial statement presentation are included within the respective table.

Sales

Note 1:

Sales per the financial statements include revenues from disposal fees received at Shirley Basin. The disposal fees do not relate to U3O8 pounds sold and are excluded from the U3O8 sales and U3O8 price per pound sold figures.

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Cost of Sales

Note 1:

Cost of sales per the financial statements include lower of cost or net realizable value (“NRV”) adjustments. The NRV adjustments do not relate to U3O8 pounds sold and are excluded from the U3O8 cost of sales and U3O8 cost per pound sold figures.

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U3O8 Production and Ending Inventory

During 2021 and 2020, we took steps to reduce production operations at Lost Creek and adjust to the depressed state of the uranium markets while we awaited the recommended relief from the U.S. Nuclear Fuel Working Group and positive developments in the uranium markets. As a result, production rates at Lost Creek declined significantly during the past two years and will remain low until a decision to ramp up is made. No pounds were drummed in 2021.

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At the end of the year, we had 283,790 pounds of U3O8 at the conversion facility including 267,049 produced pounds at an average cost per pound of $28.04, and 16,741 purchased pounds at an average cost of $25.98 per pound.

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

The following table summarizes the results of operations for the years ended December 31, 2021 and 2020:

2022 Guidance

Global recognition of nuclear energy’s role in achieving net-zero carbon emissions continues to foster renewed interest in the uranium sector. The Paris Climate Agreement calls for net-zero carbon emissions by 2050, and certain nations are now targeting earlier realization of net-zero. The U.S. rejoined the agreement last year, and the Biden Administration continues to voice support for the nuclear industry. Japan, several member nations of the European Union including France, and the United Kingdom have all made announcements of action plans placing nuclear energy as an integral part of the climate change solution.

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The renewed support for nuclear energy prompted financial funds and uranium ETFs, as well as uranium developers and producers, to purchase uranium inventories further supporting the uranium spot price. In July 2021, the newly formed Sprott Physical Uranium Trust began its purchases of uranium and has established the means in the equity markets to raise more than $3 billion for such purchases. The most recent participant in the long-term investment in uranium is the physical uranium fund formed by Kazakhstan. That physical fund announced plans to raise as much as $500 million for purchasing uranium. These events moved the spot price more than 68 percent from the beginning of 2021 to mid-September, when uranium spot prices reached a daily high of $50.50. After retreating to the mid- and upper-$40s for the remainder of 2021, uranium prices have rallied again in 2022 with spot prices reaching $50.75 recently.

In 2021, the Company raised $55.2 million. Our unrestricted cash position as of March 3, 2022, is $44.7 million. In addition to our strong cash position, we have nearly 284,000 pounds of finished, U.S. produced U3O8 inventory, worth approximately $14.4 million at recent spot prices. Our financial position provides us with adequate funds to maintain and enhance operational readiness at Lost Creek, as well as allowing us to preserve our existing inventory to sell into higher prices. To further heighten our readiness to return to production operations at Lost Creek, we commenced a drilling and development program in October. Initially, we are drilling, developing, and constructing an additional header house (HH2-4) in our fully permitted MU2. We anticipate that when this work is complete, we will advance a delineation drill program in MU2 in preparation of operations beyond the HH2-4. The estimated cost of these development programs is $2.2 million.

We continue to diligently work to optimize processes and refine production plans to strengthen our operational readiness at Lost Creek. Our experienced Lost Creek operational staff is prepared to expand uranium production to an annualized run rate of up to 1.2 million pounds upon a “go” decision for ramp up. Our current and planned development initiatives will further enhance our operational readiness for a production ramp up, which will then include further development work in the first two mine units, followed by the ten additional mining areas as defined in the Lost Creek Initial Assessment prepared pursuant to S-K 1300. Following receipt of an approved license amendment in 2021 Q2, the Lost Creek facility now has the constructed and licensed capacity to process up to 2.2 million pounds of U3O8 per year and sufficient mineral resources to feed the processing plant for many years to come.

Lost Creek operations can increase to full production rates in as little as nine months following a “go” decision, simply by developing additional header houses within the fully permitted MU2. Once completed, the ongoing MU2 development and construction programs will shorten the time to production. Development expenses during the full period of ramp up are estimated to be approximately $14 million. These planned costs are nearly all related to MU2 drilling and construction of HH2-4 and beyond. Our long-tenured operational and professional staff have significant levels of experience and adaptability, which will allow for an easier transition back to full operations. We are prepared to ramp up and to deliver future Lost Creek production inventory into new sales contracts and the national uranium reserve when markets and the implementation of the reserve permit.

With all major permits and authorizations for our Shirley Basin Project now in hand, we also stand ready to construct at the mine site when market conditions warrant.

We will continue to closely monitor the uranium market, the implementation of the uranium reserve program, and other developments in the markets or from Congress, which may positively impact the uranium production industry. Until market conditions signal a decision for the return to production operations, we will focus on maintaining safe and compliant operations while continuing to enhance and leverage our operational readiness.

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About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in-situ recovery uranium facility in south-central Wyoming. We have produced, packaged, and shipped approximately 2.6 million pounds U3O8 from Lost Creek since the commencement of operations. Ur-Energy now has all major permits and authorizations to begin construction at Shirley Basin, the Company’s second in situ recovery uranium facility in Wyoming and is in the process of obtaining remaining amendments to Lost Creek authorizations for expansion of Lost Creek. Ur‑Energy is engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur‑Energy’s common shares is on the NYSE American under the symbol “URG.” Ur‑Energy’s common shares also trade on the Toronto Stock Exchange under the symbol “URE.” Ur-Energy’s corporate office is located in Littleton, Colorado and its registered office is located in Ottawa, Ontario.

FOR FURTHER INFORMATION, PLEASE CONTACT

John W. Cash, CEO

866-981-4588, ext. 303

John.Cash@Ur-Energy.com

Cautionary Note Regarding Forward-Looking Information

This release may contain “forward-looking statements” within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., our ability to control production operations at lower levels at Lost Creek in a safe and compliant manner; ability and timing to receive all remaining permits and authorizations related to LC East; the timing to determine future development and construction priorities, including the progression and completion of the recently-commenced development program at Lost Creek; the ability to readily and cost-effectively ramp-up production operations when market and other conditions warrant; the life of mine, costs and production results for Lost Creek, including as set forth in the Initial Assessment and preliminary economic assessment for the project; the timing, origin and type of additional positive developments in the market that are anticipated; whether the recent events in the uranium markets, including the Sprott Physical Uranium Trust’s role in the market, are fundamental changes and whether the impacts seen recently will continue; whether global support for nuclear energy will continue and grow as currently appears will be the case; the timing and program details for establishment of the new national uranium reserve and continuing budget appropriations for the ten-year program; and whether our financing activities and cost-savings measures which we have implemented will be sufficient to support our operations and for what period of time, including whether and when we will choose to sell our current inventory) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans," "expects," "does not expect," "is expected," "is likely," "estimates," "intends," "anticipates," "does not anticipate," or "believes," or variations of the foregoing, or statements that certain actions, events or results "may," "could," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedar.com and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management’s beliefs, expectations or opinions that occur in the future.

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